                                                                    EXHIBIT 99.1

                                                             [AMERUS GROUP LOGO]

FOR IMMEDIATE RELEASE                       For more information, contact:
                                            Marty Ketelaar, Director,
                                            Investor Relations
                                            (515) 362-3693


                   AMERUS GROUP REPORTS RECORD FIRST QUARTER
               OPERATING INCOME OF $36.1 MILLION; $0.86 PER SHARE

         DES MOINES, Iowa (May 7, 2002)--AmerUs Group Co. (NYSE: AMH), a leading producer of protection and accumulation products, today announced record first quarter adjusted net operating income of $36.1 million in the first quarter of 2002, or $0.86 per diluted share, compared with $24.7 million, or $0.81 per diluted share ($0.75 per diluted share including goodwill amortization), in the first quarter of 2001. AmerUs Group stopped amortizing goodwill on January 1, 2002 in accordance with Statement of Financial Accounting Standard 142, "Goodwill and Other Intangible Assets". Adjusted net operating income excludes items such as net non-core realized capital gains and losses, restructuring charges, extraordinary losses and the cumulative effect of accounting changes.

         "I'm pleased with the financial and operational results delivered this quarter," said Roger K. Brooks, chairman, president and chief executive officer of AmerUs Group. "Throughout the remainder of 2002, our strategy will continue to focus on expanding distribution, growing assets, improving margins and reducing expenses."

NET INCOME

         Net income from continuing operations was $24.5 million for the first quarter of 2002, or $0.58 per diluted share, compared with $21.4 million, or $0.70 per diluted share

($0.64 per diluted share including goodwill amortization) for the first quarter of 2001. The 2001 figures also exclude amortization of goodwill.

GROWTH IN ACCUMULATION PRODUCTS

         Sales of accumulation products, which include fixed annuity sales and funding agreements, increased 29% for the first quarter to $672 million, compared with $521 million for the first quarter of 2001. The key driver of growth during the quarter was the sale of $275 million in funding agreements. "The funding agreements are a natural extension of our other spread management business, are capital efficient, and meet our profitability objectives. " said Brooks.

STRONG PROTECTION PRODUCT SALES

         During the first quarter, direct fixed life sales tripled to $30.9 million, compared to $10.3 million in the first quarter of 2001. "We continue to see excellent production results from all distribution sources and we hope to continue our sales momentum throughout the remainder of the year," said Brooks.

NET INVESTMENT INCOME

         Net investment income was $239.8 million for the first quarter of 2002 compared with $181.1 million for the same period in 2001. The increase was primarily attributable to the acquisition of Indianapolis Life and higher invested assets. The portfolio yield during the first quarter was 6.30 percent, compared with 7.32 percent in the first quarter of 2001. While lower reinvestment rates contributed to lower yields, the primary reason for the decline in yield was due to the acquisition of Indianapolis Life, which holds a significant amount of convertible securities. Excluding Indianapolis Life's convertible securities, the portfolio yield was 6.90 percent for the quarter.

CORPORATE ACTIONS

         On March 6, 2002, the company completed the sale of $185 million of Optionally Convertible Equity-linked Accreting Notes (OCEANs(SM)) due 2032 in a private placement. The notes are generally convertible into common stock if specified conditions are satisfied, including if the price of common stock exceeds $47.85 per share for at least 20 trading days in a 30-day trading period. Net proceeds from the $185 million offering were used to repay existing indebtedness under the Company's revolving credit facility and to purchase shares of AmerUs Group common stock.

         During the first quarter, the company purchased 1,778,900 shares of its common stock at an average price of $35.02 per share. AmerUs Group currently has board authorization to repurchase approximately 1.2 million additional shares.

CONFERENCE CALL, AUDIO REPLAY AND ADDITIONAL FINANCIAL INFORMATION

         Interested parties may listen to a conference call with AmerUs Group's management discussing first quarter 2002 results by calling (toll free) 888-820-4341 (international 706-679-8569) at 10:30 a.m. EDT on May 8, 2002. An
audio replay of AmerUs Group's call will be available at 1 p.m. EDT, May 8, 2002, through May 15, 2002. The replay can be accessed by dialing 800-642-1687 (international: 706-645-9291), Conference ID 3676850.

         More detailed financial information, including operating segment income, investment composition, operating expenses and product distribution by channel, can be found in AmerUs Group's Financial Supplement, which is available by accessing the company's web site at www.amerus.com or by contacting the company's investor relations department.

         AmerUs Group Co. is an Iowa corporation located in Des Moines, Iowa, engaged through its subsidiaries in the business of marketing and underwriting individual life insurance and annuity products in 50 states, the District of Columbia and the U.S. Virgin Islands. Its major subsidiaries include: AmerUs Life Insurance Company, American Investors Life Insurance Company, Inc., Bankers Life Insurance Company of New York, Delta Life and Annuity Company, IL Annuity and Insurance Company, and Indianapolis Life Insurance Company.

         As of March 31, 2002, AmerUs Group's total assets were $18.8 billion and shareholders' equity totaled $1,177.6 million, including accumulated other comprehensive income.

                                AMERUS GROUP CO.
                          ADJUSTED NET OPERATING INCOME
                       ($ in thousands, except share data)
                                   (Unaudited)

Adjusted net operating income reflects net income adjusted to eliminate certain items, such as non-core realized gains and losses, restructuring costs and discontinued operations. Adjusted net operating income shown below does not constitute our net income computed in accordance with GAAP.

                                                     For The Three Months Ended
                                                             March 31,
                                                      2002                2001
                                                  ------------       ------------

Net Income                                        $     24,914       $     11,636

Net non-core realized (gains) losses (A)                 6,420              4,817

Net amortization of deferred policy
       acquisition costs due to non-core
       realized gains or losses (B)                     (1,498)            (1,506)

Net effect of accounting differences
       from the adoption of SFAS 133 (C)                 5,322                 --

Demutualization costs (D)                                  285                 --

Restructuring costs (E)                                  1,116                 --

Discontinued operations (F)                               (456)              (414)

Cumulative effect of change in
       accounting for derivatives (G)                       --              8,236
                                                  ------------       ------------
Adjusted Net Operating Income                     $     36,103       $     22,769
                                                  ------------       ------------

Adjusted Net Operating Income
       per common share:
            Basic                                 $       0.87       $       0.76
                                                  ============       ============
            Diluted                               $       0.86       $       0.75
                                                  ============       ============

 Weighted average common shares outstanding:
            Basic                                   41,349,785         29,973,039
                                                  ============       ============
            Diluted                                 41,968,570         30,365,387
                                                  ============       ============

(A) Represents total realized gains or losses on investments less core realized gains or losses (defined as gains or losses from the closed block) adjusted for income taxes. Non-core realized gains or losses may vary widely between periods. Such amounts are determined by management's timing of individual transactions and do not necessarily correspond to the underlying operating trends.

(B) Represents amortization of deferred policy acquisition costs on the non-core realized gains or losses that are included in our product margins, adjusted for income taxes on such amounts.

(C)      Represents the net effect of Statement of Financial Accounting Standard
         (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities," related accounting entries, adjusted for income taxes. The accounting entries consist of market value adjustments on trading securities, derivatives, certain annuity contracts, and the associated change in amortization of deferred acquisition costs resulting from such adjustments.

(D) Represents costs directly related to ILICO's demutualization. The costs consist primarily of legal, actuarial and consulting expenses.

(E) Represents costs of restructuring our operations to eliminate duplicative functions, adjusted for income taxes. The costs consist primarily of systems conversion, relocation of employees and severance and termination benefits.

(F)      Represents the net income from our discontinued operations.

(G) Represents the cumulative effect of change in accounting for derivatives, net of income taxes, as of January 1, 2001, resulting from the Company's adoption of SFAS No. 133. This statement is effective for fiscal years beginning after June 15, 2000.

                                AMERUS GROUP CO.
                        CONSOLIDATED STATEMENTS OF INCOME
                       ($ in thousands, except share data)


                                                                     For The Three Months Ended March 31,
                                                                           2002               2001
                                                                       ------------       ------------
                                                                                 (unaudited)

Revenues:
      Insurance premiums                                               $     92,108       $     57,167
      Universal life and annuity product charges                             42,871             24,266
      Net investment income                                                 239,770            181,128
      Realized/unrealized (losses) on investments                           (24,712)           (39,835)
      Other income                                                           12,012             10,332
                                                                       ------------       ------------

                                                                            362,049            233,058
                                                                       ------------       ------------

Benefits and expenses:
      Policyowner benefits                                                  213,556            120,484
      Underwriting, acquisition and other expenses                           36,251             31,334
      Demutualization costs                                                     285                 --
      Restructuring costs                                                     1,795                 --
      Amortization of deferred policy acquisition costs
           and value of business acquired                                    39,842             25,271
      Dividends to policyowners                                              28,403             19,158
                                                                       ------------       ------------

                                                                            320,132            196,247
                                                                       ------------       ------------

Income from continuing operations                                            41,917             36,811

Interest expense                                                              6,027              7,332
                                                                       ------------       ------------

Income before income tax expense                                             35,890             29,479

Income tax expense                                                           11,432             10,021
                                                                       ------------       ------------

Net income from continuing operations                                        24,458             19,458

Discontinued operations (net of tax):
      Income from discontinued operations                                       456                414
                                                                       ------------       ------------

Net income before cumulative effect of change in
      accounting for derivatives                                             24,914             19,872

Cumulative effect of change in accounting for
      derivatives, net of tax                                                    --             (8,236)
                                                                       ------------       ------------

Net income                                                             $     24,914       $     11,636
                                                                       ============       ============


Net income from continuing operations per common share:
      Basic                                                            $       0.59       $       0.65
                                                                       ============       ============
      Diluted                                                          $       0.58       $       0.64
                                                                       ============       ============

Net income from discontinued operations per common share:
      Basic                                                            $       0.01       $       0.01
                                                                       ============       ============
      Diluted                                                          $       0.01       $       0.01
                                                                       ============       ============

Net income per common share:
      Basic                                                            $       0.60       $       0.39
                                                                       ============       ============
      Diluted                                                          $       0.59       $       0.38
                                                                       ============       ============

Weighted average common shares outstanding:
      Basic                                                              41,349,785         29,973,039
                                                                       ============       ============
      Diluted                                                            41,968,570         30,365,387
                                                                       ============       ============

                                AMERUS GROUP CO.
                           CONSOLIDATED BALANCE SHEETS
                                ($ in thousands)


                                                                        March 31,        December 31,
                                                                           2002              2001
                                                                       ------------      ------------
                                                                                (unaudited)

                             Assets
Investments:
       Securities available-for-sale at fair value:
            Fixed maturity securities                                  $ 11,448,608      $ 11,037,425
            Equity securities                                                18,057            11,362
            Short-term investments                                           17,332            14,881
       Securities held for trading purposes:
            Fixed maturity securities                                     2,066,719         2,175,106
            Equity securities                                                17,073            12,013
            Short-term investments                                            4,200             4,212
       Mortgage loans                                                       927,930           944,532
       Real estate                                                            1,287             1,405
       Policy loans                                                         501,037           506,318
       Other investments                                                    311,052           345,179
                                                                       ------------      ------------

                        Total investments                                15,313,295        15,052,433

Cash and cash equivalents                                                   109,214           179,376
Accrued investment income                                                   184,337           174,238
Premiums, fees and other receivables                                          7,733             9,920
Reinsurance receivables                                                     760,591           732,030
Deferred policy acquisition costs                                           740,110           642,680
Value of business acquired                                                  597,190           583,829
Goodwill                                                                    204,014           195,484
Property and equipment                                                       82,267            83,221
Deferred income taxes                                                        12,000            12,140
Other assets                                                                430,029           270,888
Separate account assets                                                     325,380           328,385
Assets of discontinued operations                                            31,401            34,528
                                                                       ------------      ------------

                        Total assets                                   $ 18,797,561      $ 18,299,152
                                                                       ============      ============

                                AMERUS GROUP CO.
                           CONSOLIDATED BALANCE SHEETS
                                ($ in thousands)


                                                                                   March 31,        December 31,
                                                                                     2002               2001
                                                                                 ------------       ------------
                                                                                 (unaudited)
                 Liabilities and Stockholders' Equity

Liabilities:
      Policy reserves and policyowner funds:
           Future life and annuity policy benefits                               $ 15,404,118       $ 15,102,001
           Policyowner funds                                                          722,014            432,941
                                                                                 ------------       ------------
                                                                                   16,126,132         15,534,942

      Accrued expenses and other liabilities                                          476,431            488,949
      Dividends payable to policyowners                                               187,021            221,224
      Policy and contract claims                                                       39,773             33,147
      Income taxes payable                                                             17,444             45,809
      Notes and contracts payable                                                     380,576            315,574
      Separate account liabilities                                                    325,380            328,385
      Liabilities of discontinued operations                                           18,974             23,551
                                                                                 ------------       ------------

                        Total liabilities                                          17,571,731         16,991,581

Company-obligated mandatorily redeemable preferred
      capital securities of subsidiary trusts holding solely
      junior subordinated debentures of the Company                                    48,249             69,054

Stockholders' equity:
      Preferred Stock, no par value, 20,000,000 shares
           authorized, none issued                                                         --                 --
      Common Stock, no par value, 230,000,000 shares
           authorized; 40,407,968 shares issued and
           outstanding in 2002 (net of 3,213,542
           treasury shares) and 41,759,450 shares issued
           and outstanding in 2001 (net of 1,746,548
           treasury shares)                                                            40,408             41,759
      Paid-in capital                                                               1,074,600          1,122,853
      Accumulated other comprehensive income (loss)                                   (23,614)            12,669
      Unearned compensation                                                              (690)              (727)
      Unallocated ESOP shares                                                            (224)              (224)
      Retained earnings                                                                87,101             62,187
                                                                                 ------------       ------------

                        Total stockholders' equity                                  1,177,581          1,238,517
                                                                                 ------------       ------------

                        Total liabilities and stockholders' equity               $ 18,797,561       $ 18,299,152
                                                                                 ============       ============

                                AMERUS GROUP CO.
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 March 31, 2002
                                ($ in thousands)


                                                                               Accumulated
                                                                  Additional       Other                      Unallocated
                                                                    Paid-In    Comprehensive     Unearned        ESOP
                                                   Common Stock     Capital    Income (Loss)   Compensation      Shares
                                                   ------------   ----------   -------------   ------------   -----------

Balance at December 31, 2000                           30,011       809,894       (17,188)         (146)          (683)

2001:
      Net income                                           --            --            --            --             --
      Change in accounting for derivatives                 --            --         2,661            --             --
      Transfer related to unrealized gain on
           available-for-sale securities
           reclassified to trading                         --            --          (430)           --             --
      Net unrealized gain (loss) on securities             --            --        35,891            --             --
      Net unrealized gain (loss) on derivatives
           designated as cash flow hedges                  --            --        (5,933)           --             --
      Stock issued under various incentive
           plans, net of forfeitures                      338         8,921            --          (581)            --
      Dividends declared on common stock                   --            --            --            --             --
      Purchase of treasury stock                       (1,406)      (43,579)           --            --             --
      Acquisition of IL Holdings                        9,047       223,358            --            --             --
      Conversion of company-obligated
           mandatorily redeemable preferred
           capital securities                           3,769       123,779            --            --             --
      Allocation of shares in leveraged
           ESOP                                            --           480            --            --            459
      Minimum pension liability adjustment                 --            --        (2,332)           --             --
                                                  -----------   -----------   -----------   -----------    -----------

Balance at December 31, 2001                      $    41,759   $ 1,122,853   $    12,669   $      (727)   $      (224)

2002 (unaudited):
      Net income                                           --            --            --            --             --
      Net unrealized gain (loss) on securities             --            --       (37,896)           --             --
      Net unrealized gain (loss) on derivatives
           designated as cash flow hedges                  --            --         1,613            --             --
      Stock issued under various incentive
           plans, net of forfeitures                      350         9,372            --            37             --
      Purchase of treasury stock                       (1,701)      (57,625)           --            --             --
                                                  -----------   -----------   -----------   -----------    -----------

Balance at March 31, 2002                         $    40,408   $ 1,074,600   $   (23,614)  $      (690)   $      (224)
                                                  ===========   ===========   ===========   ===========    ===========


                                                                        Total
                                                       Retained     Stockholders'
                                                       Earnings         Equity
                                                       --------     -------------

Balance at December 31, 2000                              6,067        827,955

2001:
      Net income                                         72,907         72,907
      Change in accounting for derivatives                   --          2,661
      Transfer related to unrealized gain on
           available-for-sale securities
           reclassified to trading                           --           (430)
      Net unrealized gain (loss) on securities               --         35,891
      Net unrealized gain (loss) on derivatives
           designated as cash flow hedges                    --         (5,933)
      Stock issued under various incentive
           plans, net of forfeitures                         --          8,678
      Dividends declared on common stock                (16,787)       (16,787)
      Purchase of treasury stock                             --        (44,985)
      Acquisition of IL Holdings                             --        232,405
      Conversion of company-obligated
           mandatorily redeemable preferred
           capital securities                                --        127,548
      Allocation of shares in leveraged
           ESOP                                              --            939
      Minimum pension liability adjustment                   --         (2,332)
                                                    -----------    -----------

Balance at December 31, 2001                        $    62,187    $ 1,238,517

2002 (unaudited):
      Net income                                         24,914         24,914
      Net unrealized gain (loss) on securities               --        (37,896)
      Net unrealized gain (loss) on derivatives
           designated as cash flow hedges                    --          1,613
      Stock issued under various incentive
           plans, net of forfeitures                         --          9,759
      Purchase of treasury stock                             --        (59,326)
                                                    -----------    -----------

Balance at March 31, 2002                           $    87,101    $ 1,177,581
                                                    ===========    ===========

CERTAIN STATEMENTS MADE BY THE COMPANY WHICH ARE NOT HISTORICAL FACTS MAY BE CONSIDERED FORWARD-LOOKING STATEMENTS, INCLUDING, WITHOUT LIMITATION, STATEMENTS AS TO SALES TARGETS, SALES AND EARNINGS TRENDS, MANAGEMENT'S BELIEFS, EXPECTATIONS, GOALS AND OPINIONS, WHICH ARE BASED UPON A NUMBER OF ASSUMPTIONS CONCERNING FUTURE CONDITIONS THAT ULTIMATELY MAY PROVE TO BE INACCURATE. SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES AND MAY BE AFFECTED BY VARIOUS FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS. FOR FURTHER INFORMATION WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THE COMPANY'S EXPECTATIONS AS WELL AS OTHER FACTORS WHICH COULD AFFECT THE COMPANY'S FINANCIAL STATEMENTS, PLEASE REFER TO THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.